   As filed with the Securities and Exchange Commission on January 28, 2000.
                                                      REGISTRATION NO.  33-85230
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2 ON FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 TIMELINE, INC.
               (Exact Name of Registrant as Specified In Charter)

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
              STATE OF WASHINGTON                                  91-1590734
 (State or other jurisdiction of incorporation        (I.R.S. Employer Identification No.)
                or organization)

      3055 - 112TH AVENUE N.E., SUITE 106                     CHARLES R. OSENBAUGH
           BELLEVUE, WASHINGTON 98004                  3055 - 112TH AVENUE N.E., SUITE 106
                  206-822-3140                             BELLEVUE, WASHINGTON 98004
   (Address and Telephone Number of Principal                     206-822-3140
               Executive Office)                  (Name, Address and Telephone Number of Agent
                                                                  for Service)
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          Copies of all communications to the foregoing to be sent to:

                               TIMOTHY M. WOODLAND
                          CAIRNCROSS & HEMPELMANN, P.S.
                          701 FIFTH AVENUE, 70TH FLOOR
                         SEATTLE, WASHINGTON 98104-7016
                                  206-587-0700

                                       N/A
        (Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box .......................................................................  [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 414 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box....................  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.....................  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering............................................  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box....................................................  [ ]


PURPOSE OF AMENDMENT:

THE PURPOSE OF THIS POST-EFFECTIVE AMENDMENT NO. 2 IS TO REMOVE FROM REGISTRATION ("SHARES" REFERRING TO REGISTRANT'S COMMON STOCK, $0.01 PAR VALUE, AND "WARRANTS" REFERRING TO WARRANTS FOR THE PURCHASE OF SHARES), THE FOLLOWING:

(a) 221,125 UNITS, EACH CONSISTING OF ONE SHARE AND ONE WARRANT FOR THE PURCHASE OF ONE ADDITIONAL SHARE, REPRESENTING: (i) THE 150,000 UNITS UNDERLYING THE UNDERWRITERS' OVER-ALLOTMENT OPTION, NO PORTION OF WHICH WAS EXERCISED ("OVER-ALLOTMENT OPTION"); AND (ii) THE 71,125 UNITS UNDERLYING THE REPRESENTATIVE'S WARRANT, WHICH WARRANT EXPIRED AT 5:00 EST, JANUARY 18, 2000 WITHOUT ANY PART THEREOF HAVING BEEN EXERCISED ("UNIT PURCHASE WARRANT").

(b) 1,150,000 WARRANTS, EACH FOR THE PURCHASE OF ONE SHARE, REPRESENTING (i) THE 150,000 WARRANTS UNDERLYING THE OVER-ALLOTMENT OPTION, AND (ii) THE 1,000,000 WARRANTS ISSUED TO THE PUBLIC IN THE OFFERING, EACH OF WHICH WARRANTS EXPIRED AT 5:00 EST, JANUARY 18, 2000 WITHOUT ANY PART THEREOF HAVING BEEN EXERCISED (THE "PUBLIC WARRANTS").

(c) 1,250,000 SHARES, REPRESENTING: (i) THE 150,000 SHARES ISSUABLE UPON EXERCISE OF THE OVER-ALLOTMENT WARRANTS; (ii) THE 1,000,000 SHARES ISSUABLE UPON EXERCISE OF THE PUBLIC WARRANTS; (iii) THE 71,125 SHARES ISSUABLE UPON EXERCISE OF THE WARRANT ISSUABLE PURSUANT TO THE UNIT PURCHASE WARRANT, AND (iv) THE 28,875 SHARES ISSUABLE UPON EXERCISE OF STOCK PURCHASE WARRANT A REPRESENTATIVE'S WARRANT, WHICH WARRANT EXPIRED AT 5:00 EST, JANUARY 18, 2000 WITHOUT ANY PART THEREOF HAVING BEEN EXERCISED..


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                                   SIGNATURES


Pursuant to with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on January 21, 2000.


                                       TIMELINE,  INC.


                                       By /s/ Charles R. Osenbaugh
                                          -------------------------------------
                                                   CHARLES R. OSENBAUGH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following person in the capacities indicated on January 21, 2000.


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
                    Signature                              Capacities
                    ---------                              ----------
            /s/ Charles R. Osenbaugh                        Director
      -------------------------------------                 President
              Charles R. Osenbaugh                   Chief Executive Officer
                                                     Chief Financial Officer


              /s/ Donald K. Babcock
      -------------------------------------
                Donald K. Babcock                           Director

               /s/ Kent L. Johnson
      -------------------------------------
                 Kent L. Johnson                            Director

              /s/ Frederick W. Dean                         Director
      -------------------------------------         Executive Vice President
                Frederick W. Dean
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